UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California 94083
(Address of principal executive offices, and including zip code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2004, Exelixis, Inc. (the “Company”) entered into a Loan Modification Agreement to the Loan and Security Agreement, dated May 22, 2002, as amended (as amended and modified, the “Loan Agreement”) between the Company and Silicon Valley Bank (the “Bank”).

The Loan Modification Agreement provides for a new equipment line of credit in the amount of up to $20,000,000.  The Company may draw advances under the line of credit beginning December 21, 2004 through January 1, 2006.  Each equipment advance must be in a minimum amount of $500,000 and the total number of advances is limited to eight.  The Company must make interest-only payments of accrued and unpaid interest through January 31, 2006 at an annum rate equal to 0.70% fixed on all outstanding equipment advances.  All equipment advances outstanding after January 1, 2006 are payable beginning on February 28, 2006 until January 31, 2010 in 48 equal, monthly installments of principal, plus accrued interest, at an annum rate of 0.70% fixed.  The loan facility is secured by the Company’s obligation to maintain at all times on deposit, in a non-interest bearing certificate of deposit account with the Bank, a balance in a value equal to at least 100% of the outstanding principal balance of the financial obligations the Company owes to the Bank, plus the amount of requested credit extensions. Under the Loan Modification Agreement, the Company grants a first priority security interest in such deposit account to the Bank.

The Loan Modification Agreement is part of the Loan and Security Agreement, which was established on May 22, 2002 (and modified pursuant to a Loan Modification Agreement, dated February 1, 2004), for an equipment line of credit of up to $19,000,000.  The Loan Agreement contains representations and warranties and affirmative and negative covenants that are customary for credit facilities of this type.

The Loan Agreement also contains events of default that are customary for credit facilities of this type, including payment defaults, covenant defaults, insolvency type defaults and events of default relating to liens, judgments, material misrepresentations and the occurrence of certain material adverse events.

In the event of a default, including cross-defaults relating to specified other debt, the Bank may terminate the commitments under the agreement and declare all obligations immediately due and payable.

A copy of the Loan Modification Agreement is attached hereto as Exhibit 10.1. A copy of the Loan and Security Agreement, dated May 22, 2002 was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 6, 2002.  The description of the Loan Agreement in this Report does not purport to be complete and is qualified in its entirety by reference to the complete copies of the loan agreements attached hereto and previously filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 10.1

Loan Modification Agreement, dated December 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 23, 2004

Exelixis, Inc.

/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit No.	Description

Exhibit 10.1	Loan Modification Agreement, dated December 21, 2004